Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us under the headings “Disclosure of Portfolio Information” and “Independent Registered Public Accounting Firm and Financial Statements” in this Registration Statement on Form N-1A of DoubleLine Funds Trust.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

February 24, 2021